UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
__________________

Date of Report (Date of earliest event reported)  July 19, 2005

Horizon Offshore, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-16857 (Commission File Number)	76-0487309 (IRS Employer Identification No.)
2500 CityWest Boulevard, Suite 2200, Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(713) 361-2600

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Short-Term Incentive Compensation Award for Fiscal 2005

On July 19, 2005, the Compensation Committee (the "Committee") of the Board of Directors of Horizon Offshore, Inc. (the "Company") established the performance goals for the Company's officers and key employees for fiscal 2005 under its 2005 Annual Incentive Bonus Plan (the "Bonus Plan").

The 2005 incentive compensation performance goals under the Bonus Plan are based on the results of the Company's operations, specifically, the amount by which the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") exceeds an EBITDA goal. Each participant in the Bonus Plan has an aggregate maximum bonus amount that is a percentage of the participant's base salary. The amount of the aggregate payment under the Bonus Plan could range from 10% to 150% of participant's base salary, depending upon the extent to which the Company's actual EBITDA meets or exceeds the EBITDA goal. An aggregate of 50% of the maximum bonus amount will be paid upon achievement of the EBITDA goal with additional incremental amounts payable based on the amount by which the EBITDA goal is exceeded. The maximum bonus amount established under the Bonus Plan for the executive officers of the Company are set forth in the table below.

Name	Title	Maximum Bonus as % of Base Salary
David W. Sharp	President and Chief Executive Officer	150%
George G. Reuter	Executive Vice President and Chief Operating Officer	100%
William B. Gibbens, III	Executive Vice President and General Counsel	100%
Ronald D. Mogel	Executive Vice President and Chief Financial Officer	100%

A summary of the Bonus Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

	10.1	Bonus Plan

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ David W. Sharp
David W. Sharp President and Chief Executive Officer

Dated:    July 20, 2005